EXHIBIT 25.1
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)
                               ---------------

                      U.S. TRUST COMPANY OF TEXAS, N.A.
             (Exact name of trustee as specified in its charter)

                                                         75-2353745
       (State of incorporation                        (I.R.S. employer
       if not a national bank)                       identification no.)

    2001 Ross Avenue, Suite 2700                         75201-2936
            Dallas, Texas                                (Zip code)
        (Address of trustee's
    principal executive offices)

                              Compliance Officer
                      U.S. Trust Company of Texas, N.A.
                         2001 Ross Avenue, Suite 2700
                           Dallas, Texas 75201-2936
                                (214) 754-1200
          (Name, address and telephone number of agent for service)
                               ---------------

                     American Residential Services, Inc.
             (Exact name of obligor as specified in its charter)

              Delaware                                   76-0484976
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                    identification no.)

      Post Oak Tower, Suite 725
           5051 Westheimer
           Houston, Texas                                   77056
(Address of principal executive offices)                 (Zip code)
                                ---------------

                      Convertible Subordinated Securities
                     (Title of the indenture securities)

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                                     GENERAL

1.    GENERAL INFORMATION.

      Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                        (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Dallas, Texas
                  The Office of the Comptroller of the Currency, Dallas, Texas

      (b)   Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2.    AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

      If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

      None.

3.    VOTING SECURITIES OF THE TRUSTEE.

      Furnish the following information as to each class of voting securities of the Trustee:

As of July17, 1997

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               Col A.                                      Col B.

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           Title of Class                            Amount Outstanding

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Capital Stock - par value $100 per share                5,000 shares

4.    TRUSTEESHIPS UNDER OTHER INDENTURES.

      American Residential Services, Inc. 7 1/4% Convertible Subordinated Notes Due 2004 There exists no conflict between the Indentures.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

      Not Applicable
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6.    VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

      Not Applicable

7.    VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

      Not Applicable

8.    SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

      Not Applicable

9.    SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

      Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

      Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

      Not Applicable

12.   INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

      Not Applicable

13.   DEFAULTS BY THE OBLIGOR.

      Not Applicable

14.   AFFILIATIONS WITH THE UNDERWRITERS.

      Not Applicable

15.   FOREIGN TRUSTEE.

      Not Applicable

16.   LIST OF EXHIBITS.

      T-1.1 - A copy of the Articles of Association of U.S. Trust Company of
            Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.   (con't.)

      T-1.2 - A copy of the certificate of authority of U.S. Trust Company of Texas, N.A. to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.3 - A copy of the authorization of U.S. Trust Company of Texas, N.A.
            to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

      T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust
            Indenture Act of 1939.

      T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                            NOTE

As of July 17, 1997 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of July 17, 1997 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,340,102 shares of $1 par value Common Stock as of July 17, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                 ---------------

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 17th day of July, 1997.

                                          U.S. Trust Company of Texas, N.A.,
                                          Trustee

                                          By:  /s/BILL BARBER
                                                Bill Barber
                                                Vice President
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                                                                   Exhibit T-1.6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of American Residential Services, Inc. Convertible Subordinated Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                          U.S. Trust Company of Texas, N.A.

                                          By: /s/BILL BARBER
                                               Bill Barber
                                               Vice President
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                                                                   EXHIBIT T-1.7

                                Board of Governors of the Federal Reserve System
                                OMB Number:  7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number:  3064-0052
                                Office of the Comptroller of the Currency
Federal Financial Institutions  OMB Number:  1557-0081
Examination Council             Expires March 31,1999
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                                                      Please Refer to Page i,
                                                      (1)
                                                      Table of Contents, for
                                                      the required disclosure
(LOGO)                                                of estimated burden
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CONSOLIDATED REPORTS OF CONDITION AND
INCOME FOR A BANK WITH DOMESTIC OFFICES
ONLY AND TOTAL ASSETS OF LESS THAN $100
MILLION  - -  FFIEC  034                               (970331)
                                                       --------
                                                      (RCRI 9999)
REPORT AT THE CLOSE OF BUSINESS March 31, 1997
                                                      This report form is to be filed by banks with domestic offices only.
This report is required by law:  12 U.S.C. Section    Banks with branches and consolidated subsidiaries in U.S. territories
324 (State member banks); 12 U.S. c. Section 1817     and possessions, Edge or Agreement subsidiaries, foreign branches,
(State nonmember banks); and 12 U.S. C. Section       consolidated foreign subsidiaries, or International Banking Facilities
161 (National banks).                                 must file FFIEC 031.
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NOTE:  The Reports of Condition and Income must be    The reports of condition and income are to be prepared in
signed by an authorized officer and the Report of     accordance with Federal regulatory authority instructions.  NOTE:
Condition must be attested to by not less than two    these instructions may in some cases differ from generally accepted
directors (trustees) for State nonmember banks and    accounting principles.
three directors for State member and National Banks.
                                                      We, the undersigned directors (trustees), attest to the correctness
I,  ALFRED B. CHILDS, SVP & CASHIER                   of this Report of Condition (including the supporting schedules) and
Name and Title of  Officer Authorized to Sign Report  declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the
of the named bank do hereby declare that these        instructions issued by the appropriate Federal regulatory authority
Reports of Condition and Income                       and is true and correct.
(including the  supporting schedules) have been
prepared in conformance with the instructions
issued by the appropriate Federal regulatory          /S/ STUART M. PEARMAN
authority and are  true to the best of my               Director (Trustee)
knowledge and belief.
                                                      /S/ J. T. MOORE JR.
/S/  ALFRED B. CHILDS                                   Director (Trustee)
  Signature of Officer Authorized to Sign Report
                                                      /S/ PETER J. DENKER
  APRIL 17,1997                                         Director (Trustee)
 Date of Signature
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FOR BANKS SUBMITTING HARD COPY
REPORT FORMS:

STATE MEMBER BANKS:  Return the original and          NATIONAL BANKS:  Return the original
one copy to the appropriate Federal Reserve           only in the special return address envelope provided.
District Bank.                                        If express mail is used is used in lieu of the
                                                      special return address envelope, return
STATE NONMEMBER BANKS:  Return the original           the original only to the
only in the special return address envelope provided. FDIC, c/o Quality Data Systems, 2127 Espey Court,
If express mail is used is used in lieu of the        Suite 204, Crofton, MD  21114.
special return address envelope, return
the original only to the
FDIC, c/o Quality Data Systems, 2127 Espey Court,
Suite 204, Crofton, MD  21114.
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FDIC Certificate Number ____________                                                                                12-31-96
                        (RCRI 9050)                   Banks should affix the address label in this space.

                                                      U. S. TRUST COMPANY OF TEXAS, NATIONAL ASSOCIATION
                                                      Legal Title of Bank (TEXT 9010)

                                                      2001 ROSS AVENUE, SUITE 2700
                                                      City (TEXT 9130)

                                                      DALLAS, TX                          75201
                                                      State Abbrev. (TEXT 9200)           ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
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U.S. TRUST COMPANY OF TEXAS, N.A.                     CALL DATE:  03/31/97       STATE#:  6797     FFIEC  034
2100 ROSS AVENUE, SUITE 2700                          VENDOR ID:         D       CERT #:  33217    PAGE RC-2
DALLAS, TX  75201                                     TRANSIT #:  11101765
                                                                                                     9
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                   C100
                                                                                DOLLAR AMOUNTS IN THOUSANDS
ASSETS

 1.   CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS:                                                 RCON
      A.  NONINTEREST-BEARING BALANCES AND CURRENCY AND COIN (1,2)__________________                      0081       1,255  1.A

      B.  INTEREST BEARING BALANCES (3)_____________________________________________                      0071         629  1.B

 2.   SECURITIES:
      A.  HELD-TO-MATURITY SECURITIES (FROM SCHEDULE RC-B, COLUMN    ______    ______                     1754           0  2.A
      A)_______________                                                             _

      B.  AVAILABLE-FOR-SALE SECURITIES (FROM SCHEDULE RC-B, COLUMN D)_______________                     1773      105,76  2.B
                                                                                                                         4

 3.   FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL:
      A.  FEDERAL FUNDS SOLD (4)____________________________________________________                      0276           0  3.A

      B.  SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (5)_______________________                      0277           0  3.B

 4.   LOANS AND LEASE FINANCING RECEIVABLES:                                              RCON
      A.  LOANS AND LEASES, NET OF UNEARNED INCOME (FROM SCHEDULE RC-C)                   2122     43,079                   4.A
      B.  LESS:  ALLOWANCE FOR LOAN AND LEASE LOSSES__________________                    3123        511                   4.B

      C.  LESS:  ALLOCATED TRANSFER RISK RESERVE______________________                    3128          0                   4.C


      D.  LOANS AND LEASES, NET OF UNEARNED INCOME, ALLOWANCE, AND RESERVE                                RCON
           (ITEM 4.A MINUS 4.B AND 4.C)_____________________________________________                      2125      42,568  4.D

 5.   TRADING ASSETS________________________________________________________________                      3545           0  5.

 6.   PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED LEASES)______________________                      2145         752  6.

 7.   OTHER REAL ESTATE OWNED (FROM SCHEDULE RC-M)__________________________________                      2150           0  7.

 8.   INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED COMPANIES
      (FROM SCHEDULE RC-M)__________________________________________________________                      2130           0  8.

 9.   CUSTOMERS' LIABILITY TO THIS BANK ON ACCEPTANCES OUTSTANDING__________________                      2155           0  9.

10.   INTANGIBLE ASSETS (FROM SCHEDULE RC-M)________________________________________                      2143           0  10.

11.   OTHER ASSETS (FROM SCHEDULE RC-F)_____________________________________________                      2160       1,933  11.

12.   A.  TOTAL ASSETS (SUM OF ITEMS 1 THROUGH 11)__________________________________                      2170      152,90  12.A
                                                                                                                         1

      B.  LOSSES DEFERRED PURSUANT TO U.S.C. 1823(J)________________________________                      0306           0  12.B


      C.  TOTAL ASSETS AND LOSSES DEFERRED PURSUANT TO 12 U.S.C. 1823(J)
            (SUM OF ITEMS 12.A AND 12.B)____________________________ _______________                      0307      152,90  12.C
                                                                                                                         1
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(1)   Includes cash items in process of collection and unposed debits.
(2)   The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)   Includes time certificates of deposit not held for trading.
(4)   Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5)   Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'
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U.S. TRUST COMPANY OF TEXAS, N.A.                     CALL DATE:  03/31/97       STATE#:  6797     FFIEC  034
2100 ROSS AVENUE, SUITE 2700                          VENDOR ID:         D       CERT #:  33217    PAGE RC-2
DALLAS, TX  75201                                     TRANSIT #:  11101765
                                                                                                     10
                                                                                               -------------

SCHEDULE RC - CONTINUED
                                                                        DOLLAR AMOUNTS IN THOUSANDS
LIABILITIES

13.   DEPOSITS:
      A.  IN DOMESTIC OFFICES (SUM OF TOTALS OF                                                           RCON
           COLUMNS A AND C FROM SCHEDULE RC-E)________________________                    RCON            2200     124,978  13.A


           (1)  NONINTEREST-BEARING                                                       6631    19,997                    13.A.1
      (1)_____________________________________________

           (2)  INTEREST-BEARING                                                          6636   104,981
      ___________________________________________________

      B.  IN FOREIGN OFFICES, EDGE AND AGREEMENT SUBSIDIARIES, AND IBFS
            (1)  NONINTEREST-BEARING_______________________________________________
            (2)  INTEREST-BEARING__________________________________________________
14.   FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:                         RCON

      A.  FEDERAL FUNDS PURCHASED (2)_______________________________________________                      0278           0 14.A

      B.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (3) _______________________                      0279           0 14.B

15.   A.  DEMAND NOTES ISSUED TO THE U.S. TREASURY__________________________________                      2840           0 15.A

      B.  TRADING LIABILITIES_______________________________________________________                      3548           0 15.B

16.   OTHER BORROWED MONEY:
      A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS_____________________________                      2332       1,000 16.A

      B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR___________________________                      2333       5,000 16.B

17.   MORTGAGE INDEBTEDNESS AND OBLIGATIONS UNDER CAPITALIZED LEASES________________                      2910           0 17.

18.   BANK'S LIABILITY ON ACCEPTANCES EXECUTED AND OUTSTANDING______________________                      29200          0 18.

19.   SUBORDINATED NOTES AND DEBENTURES_____________________________________________                      3200           0 19.

20.   OTHER LIABILITIES (FROM SCHEDULE RC-G)________________________________________                      2930       1,468 20.

21.   TOTAL LIABILITIES (SUM OF ITEMS 13 THROUGH 20)________________________________                      2948     132,446 21.


22.   LIMITED-LIFE PREFERRED STOCK AND RELATED SURPLUS______________________________                      3282           0 22.

EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus________________________________                       3838      7,000 23.

24.   Common stock_________________________________________________________________                       3230        500 24.

25.   Surplus (exclude all surplus related to preferred stock)_______________________                     2829      8,384 25.

26.   a.  Undivided profits and capital reserves___________________________________                       3632      4,711 26.a

      b.  Net unrealized holding gains (losses) on available-for-sale______
          securities___________                                                                           8434      (140) 26.b

27.   Cumulative foreign currency translation adjustments__________________________                       3210

28.   a.  Total equity capital (sum of items 23 through 27)_________________________                      3210     20,455 28.a

      b.  Losses deferred pursuant to 12 U.S.C. 1823(j)____________________________                       0306          0 28.b

      c.  Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
            (sum of items 28.a and 28.b)___________________________________________                       3559     20,455 28.c


29.   Total liabilities, limited-life preferred stock, equity capital, and losses
      deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c)_________                     2257    152,901 29.

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.    Indicate in the box at the right the number of the statement below that                             RCON
      best describes the most comprehensive level of auditing work performed for
      the bank by independent extenal auditors as of any date during 1995__________                       6724           1 M.1
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1     = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5     = Review of the bank's financial statements by external auditors

6     = Compilation of the bank's financial statements by external auditors

7     = Other audit procedures (excluding tax preparation work)

8     = No external audit work

(1) INCLUDES TOTAL DEMAND DEPOSITS AND NONINTEREST-BEARING TIME AND SAVINGS DEPOSITS.

(2) REPORT "TERM FEDERAL FUNDS PURCHASED" IN SCHEDULE RC, ITEM 16, 'OTHER BORROWED MONEY.'

(3) REPORT SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE THAT INVOLVE THE RECEIPT OF IMMEDIATELY AVAILABLE FUNDS AND MATURE IN ONE BUSINESS DAY OR ROLL OVER UNDER A CONTINUING CONTRACT IN SCHEDULE RC, ITEM 14.A, 'FEDERAL FUNDS PURCHASED.'